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                               State of Delaware

                        Office of the Secretary of State

                        ________________________________





                I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LEADING EDGE PACKAGING, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.













                                             /s/ Edward J. Freel
                                             -----------------------------------
                                  [SEAL]     Edward J. Freel, Secretary of State


2571632  8100                                AUTHENTICATION: 9792239

991228575                                              DATE: 06-08-99




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



          It is hereby certified:

          1. The name of the corporation is Leading Edge Packaging, Inc. (the "Corporation").

          2. The certificate of incorporation of the Corporation is hereby amended by striking out the first sentence of Article Fourth thereof and substituting in lieu of said sentence the following new sentence.

                    The total number of shares of common stock which this
               corporation is authorized to issue is eight million (8,000,000) shares, par value $.01 per share.

          3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.





Signed on November 12, 1998.




                                           /s/ Casey K. Tjang
                                           -----------------------------------
                                           Casey K. Tjang,
                                           President, Chief Financial
                                           Officer and Secretary